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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Kevco, Inc., on Form S-8 (File No. 333-19959) of our report dated February 21, 1997, except for Note 13 as to which the date is June 30, 1997, on our audits of the consolidated financial statements of Kevco, Inc. as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996 which report is included in this Form 8-K.

/s/ Coopers & Lybrand L.L.P.

Fort Worth, Texas
December 15, 1997